Exhibit 99.1

PDS Biotechnology Announces Presentation of Universal Flu Vaccine Preclinical Data at the 41st American Society of Virology Meeting

PDS0202 neutralized multiple strains of influenza and provided protection against infection in preclinical studies

FLORHAM PARK, N.J., July 14, 2022 (GLOBE NEWSWIRE) -- PDS Biotechnology Corporation (Nasdaq: PDSB), a clinical-stage immunotherapy company developing a growing pipeline of molecularly targeted cancer immunotherapies and infectious disease vaccines based on the Company’s proprietary Versamune® and Infectimune™ T cell activating technologies, today announced an upcoming poster presentation at the 41st annual meeting of the American Society of Virology meeting.  The study demonstrated that the investigational universal flu vaccine was effective against multiple strains of the influenza virus.

In this preclinical study, PDS0202, in which Infectimune™ is formulated with Computationally Optimized Broadly Reactive Antigens (COBRA) influenza antigens developed by the laboratory of renowned influenza expert, Dr. Ted Ross, was evaluated for its potential ability to provide effective and broad neutralization of multiple influenza strains as well as to provide protection against infection. Highlights include:

•	Animals vaccinated with PDS0202 demonstrated significantly higher antibody titers against H1 and H3 influenza strains compared to animals vaccinated without Infectimune™.
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All animals vaccinated with PDS0202 survived a lethal challenge with the H1N1 pandemic strain of influenza, compared to a ~40% survival rate in animals vaccinated with COBRA antigens only and a 0% survival rate in untreated animals.

•	Infectimune™ allowed for significant dose-sparing with effective protection demonstrated using 25-fold lower doses of the COBRA antigens in animals.
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No detectable virus was found in lungs from animals treated with PDS0202, compared to the presence of high virus titers in lungs evaluated both from animals treated only with COBRA antigens and also in the untreated animals.

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The COBRA antigens elicit broadly reactive antibody responses to influenza, and Infectimune™ can promote antigen cross-presentation leading to higher immunogenicity with enhanced levels of antibody and T-cell responses resulting in reduced doses of vaccine to protect against viral challenge in animals.

“We are pleased to share the potential of the novel Infectimune™ and COBRA-based investigational vaccine with the virology community,” said Lauren V. Wood, MD, Chief Medical Officer of PDS Biotech. “According to the World Health Organization, influenza is estimated to result in about 3 to 5 million cases of severe illness, and about 290,000 to 650,000 respiratory deaths globally each year.   Currently, there is no universal vaccine that provides broad protection against multiple strains of influenza. As a result, the protective efficacy of the current vaccines varies widely from season to season.  These data suggest that PDS0202 has the potential to achieve the goal of providing the broad protection sought in a universal influenza vaccine.”

“The preclinical results show the potential of PDS0202 to be effective in preventing viral invasion of the lungs by multiple strains of the influenza virus,” stated Ted Ross, Ph.D., Professor, and Director of the Center for Vaccines and Immunology, University of Georgia. “The demonstration of a well characterized and robust immune response to the COBRA antigens suggests potential for broad and long-term protection against multiple strains of influenza.”

The preclinical PDS0202 study was sponsored by the National Institute of Allergy and Infectious Diseases (NIAID) and was performed by Drs. Jerold Woodward at the University of Kentucky College of Medicine and Ted Ross at the University of Georgia. Dr. Ted Ross is Principal Investigator at the NIAID Collaborative Influenza Vaccine Innovation Center (CIVICs) located at the University of Georgia.   PDS Biotech has licensed the COBRA antigens from the University of Georgia to develop PDS0202.

Abstract Number: 3733830
Program Number: P9-19
Abstract Title: Infectimune™ enhances antibodies elicited by COBRA hemagglutinin influenza vaccine
Presenting Author: Hua Shi, Center for Vaccines and Immunology, University of Georgia
Session: P9: Orthomyxoviruses
Date and Time: Sunday, July 17, 2022; 8:30 PM to 10:00 PM EDT
Location: Exhibit Hall B

About PDS Biotechnology
PDS Biotech is a clinical-stage immunotherapy company developing a growing pipeline of molecularly targeted cancer and infectious disease immunotherapies based on the Company’s proprietary Versamune® and Infectimune™ T cell activating technology platforms. We believe our Versamune®-based products have demonstrated the potential to overcome the limitations of current immunotherapy by inducing in vivo, large quantities of high-quality, highly potent polyfunctional tumor specific CD4+ helper and CD8+ killer T cells. PDS Biotech has developed multiple therapies, based on combinations of Versamune® and disease-specific antigens, designed to train the immune system to better recognize diseased cells and effectively attack and destroy them. The Company continues to advance its pipeline of preclinical and clinical candidates to address a wide range of cancers including HPV16-associated cancers (anal, cervical, head and neck, penile, vaginal, vulvar) and breast, colon, lung, prostate and ovarian cancers.

Our Infectimune™ -based vaccines have demonstrated the potential to induce not only robust and durable neutralizing antibody responses, but also powerful T cell responses including long-lasting memory T cell responses. To learn more, please visit www.pdsbiotech.com or follow us on Twitter at @PDSBiotech.

Forward Looking Statements
This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for PDS0101, PDS0203 and other Versamune® and Infectimune™-based product candidates; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101, PDS0203 and other Versamune® and Infectimune™-based product candidates and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including the Company’s ability to fully fund its disclosed clinical trials, which assumes no material changes to our currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim or preliminary results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials; any Company statements about its understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical results from its clinical development programs and any collaboration studies; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control, including unforeseen circumstances or other disruptions to normal business operations arising from or related to COVID-19. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s annual and periodic reports filed with the SEC. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Versamune® is a registered trademark and Infectimune™ is a trademark of PDS Biotechnology.

Investor Contact:
Rich Cockrell
CG Capital
Phone: +1 (404) 736-3838
Email: pdsb@cg.capital